__________________________________________________________

EXHIBIT 1A-6

MATERIAL CONTRACTS

___________________________________________________________

112776\000009\4891-3548-6216v2

113375\000001\4885-9230-1596v1

CONTINGENT PURCHASE AGREEMENT

This CONTINGENT PURCHASE AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC –&NBSP;HONOKEA WAVE PARK (KAPOLEI) SERIES, a Delaware series limited liability company (“Purchaser”), and HONOKEA KALAELOA, LLC, a Delaware limited liability company (the “Issuer”).

WHEREAS, Issuer is offering (“Offering”) up to $2,100,000 in preferred limited liability company membership interests (“Preferred Units”) for a purchase price of $10,000 per Preferred Unit, pursuant to that certain Amended and Restated Private Placement Memorandum dated December 17, 2021 (the “PPM”).

WHEREAS, Issuer intends to use the Offering proceeds to capitalize the predevelopment budget of a Hawaii surf-themed, mixed-use resort attraction located in Kapolei, Honolulu County, Hawaii (the “Project”).

WHEREAS, Purchaser intends to purchase a minimum of $100,000 and a maximum of $200,000 (as applicable, the “Purchase Price”) in exchange for the issuance of a minimum 10 Preferred Units and a maximum of 20 Preferred Units (as applicable, the “Purchased Interest”)

WHEREAS, Purchaser’s closing of the Purchased Interest is contingent upon, among other things, qualification by the U.S. Securities and Exchange Commission (“SEC Approval”) for a public offering of the Purchaser’s securities pursuant to Regulation A of the Securities Act of 1933, as amended (the “Public Offering”), by which Purchaser would raise the Purchase Price to purchase close on the Purchased Interest.

WHEREAS, Issuer desires to accept such purchase, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Purchaser and/or its assign(s) will purchase the Purchased Interest from Issuer and Issuer will issue all right, title, and interest in the Purchased Interest to Purchaser no later than the date that is 180 days following the receipt of SEC Approval (the “Closing Date”). On the Closing Date, and upon satisfaction of the terms, conditions, and provisions of this Agreement, the parties shall exchange executed counterparts of the Contribution Agreement attached hereto as Exhibit A, Purchaser shall deliver to Issuer the Purchase Price in immediately available funds, and Issuer shall deliver to Purchaser an amended Members Schedule as evidence of Purchaser’s admission as a Member of Issuer pursuant to that certain Operating Agreement dated January 21 2021, as amended (the “Operating Agreement”).

2.Representations and Warranties.

(a)Issuer Representations and Warranties.  The following representations and warranties of Issuer shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made at and as of the Closing Date:

.1Organization; Qualification; Authority.  Issuer is a Delaware limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Delaware. Issuer has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action, including member action. Neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the Articles of Organization or Operating Agreement of Issuer. This Agreement has been duly and validly executed and delivered by the duly authorized representatives of Issuer, and constitutes the valid, legally binding and enforceable obligations of Issuer in accordance with the terms of this Agreement.

.2Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by Issuer (a) requires any consent, approval, authorization, or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority (other than those set forth on Exhibit B attached hereto and made a part hereof) (collectively, the “Required Consents”); (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation of any kind to which Issuer is a party or by which Issuer may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation, or governmental permit or license applicable to Issuer.

.3[Reserved].

.4Legal Proceedings, Etc. Issuer has no knowledge of any claim, action, proceeding or investigation pending or threatened against or relating to or involving Issuer with respect to the Purchased Interest or the Project before any court or governmental or regulatory authority or body or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby.  Neither Issuer, the Purchased Interest, nor the Project are subject to any outstanding order, writ, judgment, injunction or decree of any court or governmental or regulatory authority.

.5Taxes.  Issuer has timely filed all federal, state and local tax returns required to be filed by Issuer and has timely paid all taxes shown on such returns; each such return is complete and correct, and Issuer has no tax liability not disclosed on such returns; no assessments or notices of deficiency have been received by Issuer with respect to any such return which have not been paid and no amendments or applications for refund have been filed or are planned with respect to any such return. To Issuer’s knowledge, there are no proceedings pending or presently being prosecuted for the reduction of the assessed valuation or taxes or other impositions payable in respect of any portion of the Project.

.6Agreements.  Issuer has not entered into any agreement of sale with respect to the Project or any option agreement or right of first refusal with respect to the sale of the Project.

.7Condemnation.  Issuer has not received any notice of any pending condemnation of the Project or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Project or the use thereof.

.8Environmental.  To Issuer’s knowledge, there are no toxic materials, pollutants, petroleum products, hazardous waste or hazardous substances of any kind or in a quantity prohibited or deemed unsafe under any law or governmental rule or regulation and no hazardous or unsafe level of asbestos or radon gas (hereinafter collectively called “Hazardous Materials”) located upon or within the Project (or any portion thereof).

.9Laws.  Issuer has not received any notice of uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Project.

.10Members Schedule.  Issuer has authorized two classes of membership interests as “Preferred Units” and “Management Units,” as defined in the Operating Agreement. None of the Units have been certificated. No Units are reserved for issuance upon the exercise of, conversion into, or exchange for any outstanding options, warrants, or other rights or interests in Issuer. No person other than members listed in the Operating Agreement own, or have any option, warrant, or other right of any kind or nature to acquire, any Units. All of the issued and outstanding Units have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding Units have any personal liability attached to the ownership thereof. All of the issued and outstanding Units were offered, sold, and issued in full compliance with any and all (i) preemptive rights, (ii) rights of first refusal, (iii) any other applicable rights or restrictions on the transfer thereof, and (iv) applicable federal and state securities laws.

.11Pro Forma.  Attached as Exhibit C is a true, complete and accurate copy of the unaudited financial projections for the Project (the “Pro Forma”). The Pro Forma is (a) consistent with and based upon the books and records of Issuer and (b) fairly present, in all material respects, the actual and projected financial condition, results of operations, and cash flows of Issuer at the respective dates they were prepared for and for the respective periods indicated therein.

.12Undisclosed Liabilities.  Issuer has no liabilities, obligations, or commitments, except (i) those which are reflected on the Pro Forma, and (ii) those which have been incurred in the ordinary course of business since the date the Pro Forma was prepared.

ARTICLE IPurchaser Representations and Warranties.  The following representations and warranties of the Purchaser shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made at and as of the Closing Date:

I.1Organization; Qualification; Authority.  Purchaser is a series limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the operating agreement of Purchaser.  This Agreement has been duly and validly executed and delivered by the duly authorized officers of Purchaser and constitutes the valid, legally binding, and enforceable obligations of Purchaser in accordance with the terms of this Agreement.

I.2Consents and Approvals; No Violation.  Neither the execution, delivery and performance of this Agreement by Purchaser (a) requires any consent, approval, authorization or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation of any kind to which Purchaser is a party or by which it or any of its affiliates may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit, or license applicable to Purchaser.

I.3Legal Proceedings, Etc.  There is no claim, action, proceeding or investigation pending or, to the actual knowledge of the Purchaser, threatened against or relating to the Purchaser before any court or governmental or regulatory authority or body which questions or challenges the validity of this Agreement or any action taken or to be taken by the Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby.

3.Mutual Covenants.

(a)Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

ARTICLE IIFurther Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. On and from time to time after the Closing Date, without further consideration, each party will, at its own expense, execute and deliver such documents to the other as the other may reasonably request in order to consummate the transactions contemplated by the Agreement.

ARTICLE IIIFiling. Each party will promptly make, or cause to be made, all such filings and submissions under laws and regulations applicable to such party, if any, as may be required of such party for the consummation of the transactions contemplated hereby. The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with the foregoing.

4.Closing Conditions.  In the event any of the following conditions are not satisfied or waived by either party, as applicable, on or prior to the Closing Date, then this Agreement will terminate and be of no further force and effect:

(a)Issuer has delivered to Purchaser the Required Consents (Exhibit B) and Pro Forma (Exhibit C);

(b)Purchaser has obtained SEC Approval, and has raised sufficient equity via the Public Offering to close on the purchase of the minimum Purchased Interest;

(c)The Project is in materially the same condition as it was in on the Effective Date and no condemnation, casualty, or other event shall have occurred and no Hazardous Material has been deposited, released, or found on or about the Project, and no material changes in the status of the Project shall have occurred in Purchaser’s reasonable judgment.

(d)Issuer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date.

(e)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to either party: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

(f)No party shall be subject to any order, judgment, decree, or injunction of a court of competent jurisdiction or governmental body, agency, or official, nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(g)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(h)The parties have exchanged the closing deliverables pursuant to Section 1.

5.Survival; Indemnification.

(a)Survival.  The representations, warranties, covenants, and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all documents executed in connection herewith and shall continue in full force and effect after the Effective Date and for a period of one (1) year after the Closing Date.

ARTICLE IVIndemnification.  The parties hereby indemnify and agree to defend and hold harmless each other and any subsidiary or Affiliate, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns from and against any loss, damage, liability, cost, assessment, and expense, including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty, and attorneys’ and expert witnesses’ fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof (“Loss”) and any demand, claim, action or cause of action (“Claim”) based upon, arising out of or resulting from, any representation or warranty that proves to be false or misleading at the time such representation or warranty was made, and the breach of any covenant or agreement of Issuer contained in this Agreement

IV.1Notice of Claim.  If a party hereto has suffered or incurred any Loss arising under this Agreement or a third-party claim, whether pursuant to an administrative proceeding, action at law, suit in equity, or otherwise arising under this Agreement (“Third-Party Claim”) is instituted which, if decided adversely to such party, would result in such party suffering or incurring any Loss, such party (“Indemnified Party”) shall give prompt written notice to the party against which a claim for indemnification may be made pursuant to this Agreement (“Indemnifying Party”), setting forth:  (a) the facts or events, in reasonable detail which indicate that Indemnified Party has suffered or incurred such Loss, (b) the Section or Sections of this Agreement  under which Indemnified Party has suffered or incurred such Loss, (c) the amount of such Loss (estimated, if necessary) or, in the case of a Third-Party Claim, Indemnified Party’s then good faith estimate of the reasonably foreseeable estimated amount of its claim for indemnification for such Loss, and (d) the method of computation of the amount of such Loss, any of which information shall be promptly amended by Indemnified Party when its knowledge of the facts or events and any resulting liability so warrant.  No party shall be liable for indemnification pursuant this Agreement unless notice of claim for such indemnification has been given in accordance herewith.

IV.2Defense of Third-Party Claim.  The Indemnifying Party shall have the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any Third-Party Claim, action or suit, but the Indemnified Party may, at its election, participate in the defense of such claim, action or suit at its sole cost and expense; provided that if (a) the Indemnifying Party shall fail to defend any such claim, action, or suit, (b) the Indemnifying Party and Indemnified Party mutually agree, or (c) the named parties to such claim, action, or suit (including any impeded parties) include both the Indemnifying Party and the Indemnified Party and representation of the parties hereto by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnified Party may defend, through counsel of its own choosing, such claim, action or suit and settle such claim, action or suit, and recover from the Indemnifying Party the amount of any settlement to which the Indemnifying Party consents or of any resulting judgment and the costs and expenses of such defense, provided that the Indemnified Party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, continued or delayed.

6. Default; Remedies.

(a)Default.  Either party may terminate this Agreement by notice to the other party in the event of (a) a default under this Agreement that remains uncured for ten (10) calendar days after delivery of notice thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case the defaulting party will have such longer period as may be necessary to cure such default so long as the defaulting party proceeds promptly to cure such default within such ten (10) day period and prosecutes such cure to completion with due diligence within twenty (20) calendar days; or (b) a breach of any representation or warranty by a party expressly set forth in this Agreement as a result of which the Closing does not occur.

ARTICLE VRemedies.  If the sale of the Purchased Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty by either party, then the non-defaulting party may terminate this Agreement by delivery of written notice of termination, pursuant to which the defaulting party shall pay for all of the non-defaulting party’s reasonable costs and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees; provided that the Purchaser may additionally seek the equitable remedy of specific performance or such other remedy available at law or in equity.

7.Miscellaneous.

(a)Amendment and Modification.  This Agreement may be amended, modified, or supplemented only by a subsequent written agreement of the parties hereto.

ARTICLE VIWaiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIIConfidentiality. Except as may be required by law, the parties hereto agree to keep confidential all information exchanged between them regarding this transaction and its terms, and shall not disclose such information to other parties (except for their counsel, lender, due diligence professionals and investors) without each other’s prior written consent.

ARTICLE VIIINotices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by email to the address set forth on each party’s respective  signature line.

ARTICLE IXAssignment.  No party may assign this Agreement without the prior written consent of the other parties hereto.

ARTICLE XGoverning Law.  This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflicts of law which require that the substantive laws of another jurisdiction apply.

ARTICLE XICounterparts; Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, PDF or electronically and such execution will be binding for all purposes.

ARTICLE XIIInterpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

ARTICLE XIIISeverability.  The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.  All provisions of this Agreement shall be enforced to the full extent permitted by law.

ARTICLE XIVNo Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

ARTICLE XVTermination Right.  If (a) Purchaser is unable to obtain SEC Approval in accordance with Section 1 or (b) despite Purchaser’s best efforts, Purchaser is unable to raise the minimum Purchase Price by the Closing Date, then either party may terminate this Agreement by written notice to the other party hereto and neither shall have any further obligations under this Agreement.

ARTICLE XVIEntire Agreement.  This Agreement, including the documents, exhibits, schedules, certificates and instruments referred to herein, is the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

[Signature Page Follows]

2

113375\000001\4885-9230-1596v1

IN WITNESS WHEREOF, the parties hereto have executed this Contingent Purchase Agreement as of Effective Date.

ISSUER:

HONOKEA KALAELOA, LLC, a Delaware limited liability company

By:  HK Management LLC, its Manager

By:  ________________________________

       John Kojima, CFO

       john@honokea.com

Date: _______________________________

PURCHASER:

RHOVE REAL ESTATE 1, LLC – HONOKEA WAVE PARK (KAPOLEI) SERIES, a Delaware series limited liability company

By:  Roost Enterprises Inc. dba Rhove, its Managing Member

By: _________________________________

      Calvin Cooper, CEO

      calvin@rhove.com

Date: _______________________________

113375\000001\4885-9230-1596v1

EXHIBIT A

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC – HONOKEA WAVE PARK (KAPOLEI) SERIES, a Delaware series limited liability company (“Purchaser”), HONOKEA KALAELOA, LLC, a Delaware limited liability company (the “Issuer”).

WHEREAS, pursuant to the terms, conditions, and provisions of this Agreement, Purchaser intends to make a capital contribution of $[AMOUNT] in cash (the “Purchase Price”) to Issuer; and

WHEREAS, in consideration of the Purchase Price, Issuer intends to issue to Purchaser [NUMBER] Preferred Units (the “Purchased Interest”), and admit Purchase as a Member of Issuer, pursuant to that certain Operating Agreement of Issuer dated January 21, 2021, as amended (the “Operating Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Purchase Price.  Purchaser hereby contributes and delivers to Issuer the Purchase Price in immediately available funds pursuant to the following payment instructions:

Bank:  First Hawaiian Bank

Bank Address:  999 Bishop Street, Honolulu, HI 96813

Account Name:  Honokea Kalaeloa, LLC

Account Number:  01 001639

Wire Routing Number:  121301015

Investor Reference:  Rhove Real Estate 1, LLC – Honokea Wave Park (Kapolei) Series

2.Acceptance; Issuance of Membership Interest.  In consideration for the Purchase Price, Issuer shall issue the Purchased Interest, credit Purchaser’s capital account in the amount of the Purchase Price, and deliver to Purchaser an amended Members Schedule as evidence of Purchaser’s admission as a Member pursuant to the Operating Agreement.

3.Miscellaneous.

(a)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.  Jurisdiction and venue as to any dispute arising hereunder shall be proper only in the state or federal courts of Delaware.

(b)Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)Headings.  The headings herein are for convenience only and shall not control or affect the meaning, interpretation, or construction of the provisions of this Agreement.

(d)Modification; Waiver.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of, or waiver of, any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(e)Severability.  If any portion of this Agreement is determined to be unenforceable or invalid, the remainder of this Agreement remains binding and effective against all parties hereto and their respective successors and assigns.

(f)Counterparts. This Agreement may be executed in counterparts and transmitted/delivered either (1) electronically in portable document format (pdf), (2) by facsimile or (3) other generally acceptable electronic methodology, all of which counterparts shall be deemed originals, all of which counterparts when taken together shall constitute a single instrument, and the signature pages of each such counterpart may be detached from the several counterparts and attached to a single copy of this document to physically form a single instrument, and such instrument may be relied upon to the same extent, and under the same circumstances, as a manually executed original of this instrument.

(g)Survival.  All representations, warranties, covenants, and agreements in or under this Agreement, and in any other documents executed or delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, survive the execution, delivery, and performance of this Agreement.

(h)Further Assurances.  Each party will execute, acknowledge or verify, and deliver any and all documents which may from time-to-time be reasonably requested by the other parties hereto to carry out the purpose and intent of this Agreement.

(i)Entire Agreement.  This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior agreements, commitments, discussions and understandings with respect to the subject matter hereof, and may only be modified or amended by a written instrument signed by all parties hereto.

[Signature Page Follows]

112776\000009\4891-3548-6216v2

113375\000001\4885-9230-1596v1

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the Effective Date.

ISSUER:

HONOKEA KALAELOA, LLC, a Delaware limited liability company

By:  HK Management LLC, its Manager

By:  ________________________________

       John Kojima, CFO

       john@honokea.com

Date: _______________________________

PURCHASER:

RHOVE REAL ESTATE 1, LLC – HONOKEA WAVE PARK (KAPOLEI) SERIES, a Delaware series limited liability company

By:  Roost Enterprises Inc. dba Rhove, its Managing Member

By: _________________________________

      Calvin Cooper, CEO

      calvin@rhove.com

Date: _______________________________

113375\000001\4885-9230-1596v1

Exhibit B

SCHEDULE OF REQUIRED CONSENTS

1.None.

112776\000009\4891-3548-6216v2

Exhibit C

PRO FORMA

[See Attached.]

7

112776\000009\4891-3548-6216v2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC – YELLOWSTONE (SANDUSKY) SERIES, a Delaware series limited liability company (“Buyer”), NAME ONE, YELLOWSTONE LLC, an Ohio limited liability company (the “Company”).

RECITALS

ARTICLE IThe members of the Company own all of the membership interests in the Company.

ARTICLE IIThe Company holds title in fee simple to that certain nine (9) unit apartment building commonly referred to as 333 East Washington Street, Sandusky, Ohio 44870 (the “Property”).

ARTICLE IIIPursuant to the terms, conditions, and provisions of this Agreement, through its payment of the Purchase Price (as defined herein) to the Company, Buyer desires to purchase from the Company certain membership interests in the Company and all of the rights, title and interests in the Company associated therewith.

ARTICLE IVIn consideration of the Purchase Price, and subject to the terms, conditions, and provisions of this Agreement, the Company has agreed to issue such membership interests in the Company and all of the rights, title and interests in the Company associated therewith to Buyer (or its nominee), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE VDEFINITIONS

V.1Defined Terms.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Accounts” shall mean all accounts and other rights to receive payments or distributions from the Company.

“Business Day” shall mean any day other than Saturday, Sunday, Federal holiday or day on which the banks in the city where the Property is located is required or permitted by law to be closed.

“Claim” shall mean any demand, claim, action or cause of action.

“Closing” shall mean the closing referred to in Section 3.1 of this Agreement.

“Commercial Efforts” shall mean such efforts as shall not require the performing party (i) to do any act that is unreasonable under the circumstances, (ii) to amend or waive any rights under this Agreement, or (iii) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligation hereunder, including the fees, expenses and disbursements of accountants, counsel and other professionals.

“Deposits” shall mean all escrow payments, all pre-payments, and all moneys paid or credits given or held by any other party.

“Intellectual Property” includes any tradenames, trademarks, service marks, plans, software, applications, including the name specifically used in connection with the Property and all other similar rights.

“Lien” shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

“Loss” shall mean any loss, damage, liability, cost, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof.

“Property” has the meaning set forth in the Recitals, including all property, real, personal, tangible and intangible of any kind or nature owned by the Company.

“Purchased Interest” shall mean 15% of the membership interest in the Company to be issued by the Company to Buyer and all associated rights, title and interest in or related to the Company, including without limitation, all Accounts, Property, Deposits, personalty, Claims, options, and Intellectual Property associated therewith.

“Purchase Price” shall mean the amount payable by Buyer to the Company in accordance with Section 2.2.

ARTICLE VIPURCHASE AND SALE OF PURCHASED INTEREST

VI.1Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Buyer and/or its permitted assign(s) will purchase the Purchased Interest from the Company and the Company will issue all of its right, title and interest in the Purchased Interest to Buyer, free and clear of all Liens.

VI.2Purchase Price.  In consideration of the Company’s performance of this Agreement and the sale of the Purchased Interest, Buyer agrees to pay to the Company the Purchase Price in immediately available funds. The Purchase Price shall be three hundred and fifty thousand dollars ($350,000), which is equal to 15% of the membership interest in the Company.

ARTICLE VII

CLOSING

VII.1Closing.  Subject to Section 7.1 and 7.2 hereof, the Closing of the purchase of the Purchased Interest (the “Closing Date”) shall take place on the later of (a) the date that is 180 days following the receipt of SEC Approval (as defined in Section 6.5 below), (b) Buyer’s six (6) month fundraising period, beginning on the Effective Date, and (c) the receipt of lender approval. The Closing shall be conducted by the mutual exchange of the deliverables set forth in Section 3.2 of this Agreement. Upon Buyer’s satisfaction of the terms, conditions, and provisions of this Agreement, Buyer shall be a Member (as defined in the Amended and Restated Operating Agreement of the Company, hereinafter the “AR Operating Agreement”) of the Company and the Company shall credit Buyer’s capital account in the amount of the Purchase Price.

VII.2Deliverables Due at Closing.

(a)At the Closing, Buyer shall deliver or cause to be delivered the following to the Company:

(i)the Purchase Price;

(ii)executed counterpart of the Contribution Agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the “Contribution Agreement”);

(iii)executed counterpart of the Amended and Restated Operating Agreement of the Company, substantially in the form of Exhibit B attached hereto and made a part hereof;

(iv)executed counterpart of the Closing Statement; and

(v)such other documents and instruments as reasonably may be requested by the Company.

(b)At the Closing, the Company shall deliver or cause to be delivered the following to Buyer:

(i)executed counterpart of the Contribution Agreement;

(ii)executed counterpart of the AR Operating Agreement;

(iii)executed counterpart of the Closing Statement; and

(iv)such other documents and instruments as reasonably may be requested by Buyer.

ARTICLE VIIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HOLD CO.

The Company hereby represent and warrant, jointly and severally, to Buyer as follows:

VIII.1Organization; Qualification; Authority.  The Company is an Ohio limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Ohio. The Company has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action, including member action. Neither the execution, delivery, or performance of this Agreement by Members nor the consummation by Members of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the Articles of Organization or operating agreement of the Company. This Agreement has been duly and validly executed and delivered by the duly authorized officers of the Company, and constitutes the valid, legally binding and enforceable obligations of the Company in accordance with the terms of this Agreement.

VIII.2Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by the Company (a) requires any consent (other than those set forth on Exhibit C attached hereto and made a part hereof) (collectively, the “Required Consents”), approval, authorization or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to the Company. The Company will each use Commercial Efforts to obtain the Required Consents.

VIII.3Title, Etc.  The Company is the sole owner of the Purchased Interest and has good and valid title thereto, free and clear of all Liens. The Company has good and marketable fee simple title to the Property, free and clear of all encumbrances other than those set forth in the policy of title insurance delivered to Buyer.

VIII.4Legal Proceedings, Etc. The Company has no knowledge of any claim, action, proceeding or investigation pending or threatened against or relating to or involving the Company with respect to the Purchased Interest or the Property before any court or governmental or regulatory authority or body or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby.  Neither the Company, the Purchased Interest, nor the Property are subject to any outstanding order, writ, judgment, injunction or decree of any court or governmental or regulatory authority.

VIII.5Taxes. The Company has timely filed all federal, state and local tax returns required to be filed by the Company and has timely paid all taxes shown on such returns; each such return is complete and correct, and the Company has no tax liability not disclosed on such returns; no assessments or notices of deficiency have been received by the Company with respect to any such return which have not been paid and no amendments or applications for refund have been filed or are planned with respect to any such return.

VIII.6Agreements. The Company has not entered into any agreement of sale with respect to the Property or any option agreement or right of first refusal with respect to the sale of the Property.

VIII.7Condemnation. The Company has not received any notice of any pending condemnation of the Property or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Property or the use thereof.

VIII.8Environmental. To the Company’s knowledge, there are no toxic materials, pollutants, petroleum products, hazardous waste or hazardous substances of any kind or in a quantity prohibited or deemed unsafe under any law or governmental rule or regulation and no hazardous or unsafe level of asbestos or radon gas (hereinafter collectively called “Hazardous Materials”) located upon or within the Property (or any portion thereof).

VIII.9Property Taxes. To the Company’s knowledge, there are no proceedings pending or presently being prosecuted for the reduction of the assessed valuation or taxes or other impositions payable in respect of any portion of the Property.

VIII.10Laws. The Company has not received any notice of uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Property.

VIII.11Financial Statements.  Attached as Exhibit D is a true, complete and accurate copy of the unaudited financial projections for the Property for the years 2021 to 2030 (the “Financial Statements”). The Financial Statements are (a) consistent with and based upon the books and records of the Company and (b) fairly present, in all material respects, the actual and projected financial condition, results of operations and cash flows of the Company at the respective dates they were prepared for and for the respective periods indicated therein.

VIII.12Undisclosed Liabilities.  The Company has no liabilities, obligations or commitments, except (i) those which are reflected on the Financial Statements, and (ii) those which have been incurred in the ordinary course of business since the date the Financial Statements were prepared.

ARTICLE IXREPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as follows:

IX.1Organization; Qualification; Authority.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action. Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the operating agreement of Buyer.  This Agreement has been duly and validly executed and delivered by the duly authorized officers of Buyer and constitutes the valid, legally binding and enforceable obligations of Buyer in accordance with the terms of this Agreement.

IX.2Consents and Approvals; No Violation.  Neither the execution, delivery and performance of this Agreement by Buyer (a) requires any consent, approval, authorization or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority except as provided in Section 6.5; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which Buyer is a party or by which it or any of its affiliates may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to Buyer.

IX.3Legal Proceedings, Etc.  There is no claim, action, proceeding or investigation pending or, to the actual knowledge of the Buyer, threatened against or relating to the Buyer before any court or governmental or regulatory authority or body which questions or challenges the validity of this Agreement or any action taken or to be taken by the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

ARTICLE XCOVENANTS OF THE PARTIES

X.1Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

X.2Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto will use its Commercial Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. On and from time to time after the Closing Date, without further consideration, the Company will, at its own expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to consummate the transactions contemplated by the Agreement. On and from time to time after the Closing Date, without further consideration, Buyer will, at its own expense, execute and deliver such documents to the Company as the Company may reasonably request in order to consummate the transactions contemplated by this Agreement.

X.3Filing. The Company promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to the Company, if any, as may be required of the Company for the consummation of the transactions contemplated hereby. Buyer promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to Buyer, as may be required of Buyer, for consummation of the transactions contemplated hereby. The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

X.4Transfer Taxes.  The Company and Buyer believe that there will be no conveyance, deed, transfer, excise, stamp, sales, use, recording or similar taxes or fees, arising out of the sale, transfer, conveyance or assignment of the Purchased Interest as contemplated hereby, but in the event any such tax or fee is imposed, Buyer shall pay the cost thereof.

X.5Public Offering.  Buyer shall use Commercial Efforts to obtain approval from the U.S. Securities and Exchange Commission for a public offering of Buyer’s securities pursuant to Regulation A by which Buyer would raise equity capital to fund the Purchase Price (the “SEC Approval”). Following receipt of the SEC Approval, Buyer shall use its Commercial Efforts to raise at least the minimum Purchase Price via such public offering (the “Public Offering”).

X.6Marketing.  Buyer and the Company shall exercise Commercial Efforts to jointly, promote the Public Offering.

X.7Issuance of Membership Interest. The authorized membership interests of the Company consist of a single class designated as “Units.” As of the date hereof, 370.37 Units (as defined in the Operating Agreement) are issued and outstanding and owned, beneficially and of record as set forth in the Operating Agreement. None of the Units have been certificated. No Units are reserved for issuance upon the exercise of, conversion into or exchange for any outstanding options, warrants or other rights or interests in the Company. No person other than members listed in the Operating Agreement own, or have any option, warrant or other right of any kind or nature to acquire, any Units. All of the issued and outstanding Units have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding Units have any personal liability attached to the ownership thereof. All of the issued and outstanding Units were offered, sold and issued in full compliance with any and all (i) preemptive rights, (ii) rights of first refusal, (iii) any other applicable rights or restrictions on the transfer thereof, and (iv) applicable federal and state securities legal requirements.

ARTICLE XICLOSING CONDITIONS

XI.1Conditions to Buyer’s Obligations.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)The Company shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to the Company: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

(e)The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

(f)Neither Buyer nor the Company has terminated this Agreement.

(g)The AR Operating Agreement shall have been fully executed.

(h)The Contribution Agreement shall have been fully executed.

(i)The Property shall be in materially the same condition as it was in on the Effective Date and no condemnation, casualty or other event shall have occurred and no Hazardous Material has been deposited, released or found on or about the Property and no material changes in the status of the Property shall have occurred in Buyer’s reasonable judgment.

(j)The Required Consents shall have been obtained.

(k)The SEC Approval shall have been obtained and Buyer shall have raised no less than the Purchase Price via the Public Offering.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer or the Company, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

XI.2Conditions to the Company’s Obligations.  The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Buyer: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) an assignment for the benefit of creditors; (iii) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (iv) a dissolution or liquidation.

(e)Neither Buyer nor the Company has terminated this Agreement.

(f)The AR Operating Agreement shall have been fully executed.

(g)The Contribution Agreement shall have been fully executed.

(h)The Required Consents shall have been obtained.

(i)Buyer shall have, through the Public Offering, raised no less than the Purchase Price set forth in Section 2.2. herein.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer, the Company, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

ARTICLE XIISURVIVAL AND INDEMNIFICATION

XII.1Survival.  The representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the Effective Date and for a period of one (1) year after the Closing Date.

XII.2Indemnification.

(a)Buyer hereby indemnifies and agrees to defend and hold harmless the Company and any subsidiary or Affiliate of the Company, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of Buyer that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of Buyer contained in this Agreement.

(b)The Company hereby indemnifies and agrees to defend and hold harmless Buyer and any subsidiary or Affiliate of Buyer, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns, from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of the Company that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of the Company contained in this Agreement.

XII.3Notice of Claim.  If any party hereto has suffered or incurred any Loss or a third-party claim, whether pursuant to an administrative proceeding, action at law, suit in equity, or otherwise (“Third-Party Claim”) is instituted which, if decided adversely to a party, would result in such party suffering or incurring any Loss, such party shall give prompt written notice to the party against which a claim for indemnification may be made pursuant to this Agreement (“indemnifying party”), setting forth:  (a) the facts or events, in reasonable detail which indicate that such party has suffered or incurred such Loss, (b) the Section or Sections of this Agreement  under which such party has suffered or incurred such Loss, (c) the amount of such Loss (estimated, if necessary) or, in the case of a Third-Party Claim, such party’s then good faith estimate of the reasonably foreseeable estimated amount of its claim for indemnification for such Loss, and (d) the method of computation of the amount of such Loss, any of which information shall be promptly amended by such party when its knowledge of the facts or events and any resulting liability so warrant.  No party shall be liable for indemnification pursuant to Section 8.2 unless notice of claim for such indemnification has been given in accordance with this Section 8.3.

XII.4Defense of Third-Party Claim.  The indemnifying party shall have the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any Third-Party Claim, action or suit, but the indemnified party may, at its election, participate in the defense of such claim, action or suit at its sole cost and expense; provided that if (a) the indemnifying party shall fail to defend any such claim, action or suit, (b) the indemnifying party and indemnified party mutually agree or (c) the named parties to such claim, action or suit (including any impeded parties) include both the indemnifying party and the indemnified party and representation of the parties hereto by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and settle such claim, action or suit, and recover from the indemnifying party the amount of any settlement to which the indemnifying party consents or of any resulting judgment and the costs and expenses of such defense, provided that the indemnified party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, continued or delayed.

ARTICLE XIII

DEFAULT; REMEDIES

XIII.1Default by Buyer.  The Company may terminate this Agreement by notice to Buyer in the event of (a) a default by Buyer under this Agreement (which remains uncured for ten (10) calendar days after the Company’s notice to Buyer thereof) unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Buyer will have such longer period as may be necessary to cure such default, so long as Buyer proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days or (b) a breach of any representation or warranty by Buyer expressly set forth in this Agreement as a result of which the Closing does not occur.

XIII.2Default by the Company. Buyer may terminate this Agreement by notice to the Company in the event of (a) a default by the Company under this Agreement (which remains uncured for ten (10) calendar days after Buyer’s notice the Company thereof) unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case the Company will have such longer period as may be necessary to cure such default, so long as the Company proceed promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days (and advises Buyer of the actions which the Company is taking and the progress being made) or (b) a breach of any representation or warranty by the Company expressly set forth in this Agreement.

XIII.3Remedies.

(a)If the sale of the Purchased Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of Buyer, the Company will have the option, as their sole and exclusive remedy at law or in equity, to terminate this Agreement by delivery of written notice of termination to Buyer, and Buyer shall pay for all of the Company’s reasonable costs, damages and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement.

(b)If the sale of the Membership Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of the Company, Buyer will have the option, as its sole and exclusive remedy at law or in equity, to either: (i) terminate this Agreement by delivery of written notice of termination to the Company, and the Company shall pay for all of Buyer’s reasonable costs, damages and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement, or (ii) seek the equitable remedy of specific performance or such other remedies that are available to it at law or in equity.

ARTICLE XIVMISCELLANEOUS PROVISIONS

XIV.1Amendment and Modification.  This Agreement may be amended, modified or supplemented only by a subsequent written agreement of the parties hereto.

XIV.2Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

XIV.3Confidentiality. Except as may be required by law, the parties hereto agree to keep confidential all information exchanged between them regarding this transaction and its terms, and shall not disclose such information to other parties (except for their counsel, lender, due diligence professionals and investors) without each other’s prior written consent.

XIV.4Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email or three days after mailed by registered or certified mail (return receipt requested), postage prepaid, to the following parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(a)if to Buyer to:

Rhove Real Estate 1, LLC – Yellowstone (Sandusky) Series

629 N. High Street, 6th Floor

Columbus, Ohio 43215

Attn: Calvin Cooper

With a copy to:

Kegler, Brown, Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Attn: Stephen C. Barsotti, Esq.

(b)if to Company, to:

1481 Lindazzo Avenue

Cleveland, Ohio 44114

Attention: Brent Zimmerman

XIV.5Assignment.  No party may assign this Agreement without the prior written consent of the other parties hereto.

XIV.6Governing Law.  This Agreement shall be governed by the laws of the State of Ohio, without reference to principles of conflicts of law which require that the substantive laws of another jurisdiction apply.

XIV.7Counterparts; Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, PDF or electronically and such execution will be binding for all purposes.

XIV.8Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

XIV.9Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.  All provisions of this Agreement shall be enforced to the full extent permitted by law.

XIV.10No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

XIV.11Termination Right.  If (a) Buyer is unable to obtain SEC Approval in accordance with Section 6.5 or (b) despite Buyer’s best efforts, Buyer is unable to raise the Purchase Price by the Closing Date, then either party may terminate this Agreement by written notice to the other parties hereto and neither shall have any further obligations under this Agreement except to the extent set forth in Section 6.1 and Article VIII.

XIV.12Entire Agreement.  This Agreement, including the documents, exhibits, schedules, certificates and instruments referred to herein, is the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

[remainder of page intentionally left blank; signature page follows]

8

112776\000009\4891-3548-6216v2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of Effective Date.

COMPANY:

NAME ONE, YELLOWSTONE LLC, an Ohio limited liability company

By:

      Brent Zimmerman, its Manager

Date: __________________________

BUYER:

RHOVE REAL ESTATE 1, LLC – YELLOWSTONE (SANDUSKY) SERIES, a Delaware series limited liability company

By:

      Calvin N. Cooper, CEO

Date:

Signature Page to Membership Interest Purchase Agreement

112776\000009\4891-3548-6216v2

List of Exhibits

Exhibit AContribution Agreement

Exhibit BAmended and Restated Operating Agreement of the Company

Exhibit CSchedule of Required Consents

Exhibit D Financial Statements

112776\000009\4891-3548-6216v2

EXHIBIT A

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC – YELLOWSTONE (SANDUSKY) SERIES, a Delaware series limited liability company (“Purchaser”), NAME ONE, YELLOWSTONE LLC, an Ohio limited liability company (the “Issuer”).

Background

WHEREAS, pursuant to the terms, conditions, and provisions of this Agreement, Purchaser desires to contribute $350,000 in cash to the Issuer (the “Contribution”); and

WHEREAS, in consideration of the Contribution, and subject to the terms, conditions, and provisions of this Agreement, the Issuer desires to issue and sell Membership Interest (as such term is defined in that certain Amended and Restated Operating Agreement of the Issuer of even date herewith (the “Operating Agreement”) to Purchaser.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

4.Contribution.  Subject to the terms, conditions, and provisions of this Agreement, Purchaser hereby contributes and delivers to the Issuer the Contribution.  Purchaser agrees to execute such further documents or instruments as the Issuer may reasonably request in order to effect and confirm the Contribution.

5.Acceptance; Issuance of Membership Interest.  Upon the Effective Date, in exchange for the Contribution, and subject to the terms, conditions and provisions of this Agreement, the Issuer shall issue 15% of the aggregate Membership Interest (as defined in the Operating Agreement) of the Issuer to Purchaser (such Membership Interest collectively, the “Issued Membership Interest”). Upon Purchaser’s satisfaction of the terms, conditions, and provisions of this Agreement, Purchaser shall be a Member (as defined in the Operating Agreement) of the Issuer and the Issuer shall credit Purchaser’s capital account in the amount of the Contribution and shall use the Contribution to pay down the Issuer’s existing debt.

6.Miscellaneous.

(a)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Ohio.  Jurisdiction and venue as to any dispute arising hereunder shall be proper only in the state or federal courts of Franklin County, Ohio.

(b)Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)Headings.  The headings herein are for convenience only and shall not control or affect the meaning, interpretation, or construction of the provisions of this Agreement.

(d)Modification; Waiver.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of, or waiver of, any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(e)Severability.  If any portion of this Agreement is determined to be unenforceable or invalid, the remainder of this Agreement remains binding and effective against all parties hereto and their respective successors and assigns.

(f)Counterparts. This Agreement may be executed in counterparts and transmitted/delivered either (1) electronically in portable document format (pdf), (2) by facsimile or (3) other generally acceptable electronic methodology, all of which counterparts shall be deemed originals, all of which counterparts when taken together shall constitute a single instrument, and the signature pages of each such counterpart may be detached from the several counterparts and attached to a single copy of this document to physically form a single instrument, and such instrument may be relied upon to the same extent, and under the same circumstances, as a manually executed original of this instrument.

(g)Survival.  All representations, warranties, covenants, and agreements in or under this Agreement, and in any other documents executed or delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, survive the execution, delivery, and performance of this Agreement.

(h)Further Assurances.  Each party will execute, acknowledge or verify, and deliver any and all documents which may from time-to-time be reasonably requested by the other parties hereto to carry out the purpose and intent of this Agreement.

(i)Entire Agreement.  This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior agreements, commitments, discussions and understandings with respect to the subject matter hereof, and may only be modified or amended by a written instrument signed by all parties hereto.

[remainder of page intentionally left blank; signature page to follow.]

112776\000009\4891-3548-6216v2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

ISSUER:

NAME ONE, YELLOWSTONE LLC

an Ohio limited liability company

By:

      Brent Zimmerman, its Manager

Date: __________________________

PURCHASER:

RHOVE REAL ESTATE 1, LLC – YELLOWSTONE (SANDUSKY) SERIES,

a Delaware series limited liability company

By:

      Calvin N. Cooper, CEO

Date:

112776\000009\4891-3548-6216v2

Exhibit B

AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY

[See Attached.]

112776\000009\4891-3548-6216v2

Exhibit C

SCHEDULE OF REQUIRED CONSENTS

2.Approval by lender of the Property ($350,000).

3.Approval by the current Members of the Company.

112776\000009\4891-3548-6216v2

Exhibit D

FINANCIAL STATEMENTS

[See Attached.]

112776\000009\4891-3548-6216v2